Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

GI DI ORION MERGER SUB INC

(hereinafter, the “Corporation”)

Effective September 1, 2021

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation in the State of Delaware is c/o Intertrust Corporate Services Delaware Ltd., 200 Bellevue Parkway, Suite 210, Wilmington, New Castle County, Delaware 19809.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1. Place of Meeting and Notice. Meetings of the stockholders of the Corporation shall be held at such time and place either within or without the State of Delaware as the Board of Directors may determine and stated in the notice of the meeting or in any duly executed waiver of notice therefor.

Section 2. Annual and Special Meetings. Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 50% of the capital stock of the Corporation. Each such stockholder request shall state the purpose of the proposed meeting.

Section 3. Notice. Except as otherwise provided by law, notice of an annual meeting or special meeting stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Corporation either personally or by mail or by other lawful means not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

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Section 4. Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

Section 5. Voting. Except as otherwise provided by law, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock.

Section 6. Action by Consent. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent shall be given by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that consents given by a sufficient number of holders to take the action were delivered to the Corporation.

ARTICLE III

DIRECTORS

Section 1. Number, Election and Removal of Directors. The number of directors that shall constitute the Board of Directors shall be not less than one nor more than fifteen. The first Board of Directors shall consist of two directors. Thereafter, within the limits specified above, the number of directors shall be determined by the Board of Directors or by the stockholders. The directors shall be elected by the stockholders at their annual meeting. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director or by the stockholders. A director may be removed with or without cause by the stockholders.

Section 2. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Corporation’s Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Section 3. Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the President and shall be called by the President or Secretary if directed by the Board of Directors. Telegraphic, written, facsimile or other electronic means of notice of each special meeting of the Board of Directors shall be sent to each director not less than twenty-four hours before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors.

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Section 4. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 5. Quorum. The directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, these bylaws or any contract or agreement to which the Corporation is a party, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

Section 6. Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including without limitation an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another director to act at the meeting in place of any such absent or disqualified member.

Section 7. Actions of Board. Unless otherwise provided by the Corporation’s Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or electronic transmission is filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE IV

OFFICERS

The officers of the Corporation shall consist of one or more Presidents, a Secretary, a Treasurer, and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

ARTICLE V

STOCK

Section 1. Form of Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

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Section 2. Signatures. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

INDEMNIFICATION

Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitral or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each

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of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries, or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this Article VI) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

Section 3. To the extent that a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of such person in connection therewith. If any such person is not wholly successful in any such action, suit or proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters therein, the Corporation shall indemnify such person against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of such person in connection with each claim, issue or matter that is successfully resolved. For purposes of this Section 3 and without limitation, the termination of any claim, issue or matter by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

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Section 4. Notwithstanding any other provision of this Article VI , to the extent any person is a witness in, but not a party to, any action, suit or proceeding, whether civil, criminal, administrative, arbitral or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries, or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this Article VI) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise, such person shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of such person in connection therewith.

Section 5. Indemnification under Sections 1 and 2 of this Article VI shall be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI. Such determination shall be made (1) if a Change of Control (as hereinafter defined) shall not have occurred, (a) with respect to a person who is a present or former director or officer of the Corporation, (i) by the Board of Directors by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or (ii) if there are no Disinterested Directors or, even if there are Disinterested Directors, a majority of such Disinterested Directors so directs, by (x) Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (y) the stockholders of the Corporation; or (b) with respect to a person who is not a present or former director or officer of the Corporation, by the chief executive officer of the Corporation or by such other officer of the Corporation as shall be designated from time to time by the Board of Directors; or (2) if a Change of Control shall have occurred, by Independent Counsel selected by the claimant in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, unless the claimant shall request that such determination be made by or at the direction of the Board of Directors (in the case of a claimant who is a present or former director or officer of the Corporation) or by an officer of the Corporation authorized to make such determination (in the case of a claimant who is not a present or former director or officer of the Corporation), in which case it shall be made in accordance with clause (1) of this sentence. Any claimant shall be entitled to be indemnified against the expenses (including attorneys’ fees) actually and reasonably incurred by such claimant in cooperating with the person or entity making the determination of entitlement to indemnification (irrespective of the determination as to the claimant’s entitlement to indemnification) and, to the extent successful, in connection with any litigation or arbitration with respect to such claim or the enforcement thereof.

Section 6. If a Change of Control shall not have occurred, or if a Change of Control shall have occurred and a director, officer, employee or agent requests pursuant to clause (2) of the second sentence in Section 5 of this Article VI that the determination as to whether the claimant is entitled to indemnification be made by or at the direction of the Board of Directors (in the case of a claimant who is a present or former director or officer of the Corporation) or by an officer of the Corporation authorized to make such determination (in the case of a claimant who is not a present or former director or officer of the Corporation), the claimant shall be conclusively presumed to have been determined pursuant to Section 5 of this Article VI to be entitled to indemnification if (1) in the case of a claimant who is a present or former director or officer of the Corporation, (a)(i) within fifteen days after the next regularly scheduled meeting of the Board of Directors following receipt by the Corporation of the request therefor, the Board of Directors shall not have resolved by majority vote of the Disinterested Directors to submit such determination to (x) Independent Counsel for its determination or (y) the stockholders for their determination at

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the next annual meeting, or any special meeting that may be held earlier, after such receipt, and (ii) within sixty days after receipt by the Corporation of the request therefor (or within ninety days after such receipt if the Board of Directors in good faith determines that additional time is required by it for the determination and, prior to expiration of such sixty-day period, notifies the claimant thereof), the Board of Directors shall not have made the determination by a majority vote of the Disinterested Directors, or (b) after a resolution of the Board of Directors, timely made pursuant to clause (a)(i)(y) above, to submit the determination to the stockholders, the stockholders meeting at which the determination is to be made shall not have been held on or before the date prescribed (or on or before a later date, not to exceed sixty days beyond the original date, to which such meeting may have been postponed or adjourned on good cause by the Board of Directors acting in good faith), or (2) in the case of a claimant who is not a present or former director or officer of the Corporation, within sixty days after receipt by the Corporation of the request therefor (or within ninety days after such receipt if an officer of the Corporation authorized to make such determination in good faith determines that additional time is required for the determination and, prior to expiration of such sixty- day period, notifies the claimant thereof), an officer of the Corporation authorized to make such determination shall not have made the determination; provided, however, that this sentence shall not apply if the claimant has misstated or failed to state a material fact in connection with his or her request for indemnification. Such presumed determination that a claimant is entitled to indemnification shall be deemed to have been made (I) at the end of the sixty-day or ninety-day period (as the case may be) referred to in clause (1)(a)(ii) of this Section 6 or (2) of the immediately preceding sentence or (II) if the Board of Directors has resolved on a timely basis to submit the determination to the stockholders, on the last date within the period prescribed by law for holding such stockholders meeting (or a postponement or adjournment thereof as permitted above).

Section 7. Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to a present or former director or officer of the Corporation, promptly after receipt of a request therefor stating in reasonable detail the expenses incurred, and to a person who is not a present or former director or officer of the Corporation as authorized by the chief executive officer of the Corporation or such other officer of the Corporation as shall be designated from time to time by the Board of Directors; provided that in each case the Corporation shall have received an undertaking by or on behalf of the present or former director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI.

Section 8. The Board of Directors shall establish reasonable procedures for the submission of claims for indemnification pursuant to this section, determination of the entitlement of any person thereto and review of any such determination. Such procedures shall be set forth in an appendix to these bylaws and shall be deemed for all purposes to be a part hereof.

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Section 9. For purposes of this Article VI,

(1) “Change of Control” means any of the following:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subparagraph (a), the following acquisitions shall not constitute a Change of Control: (v) any acquisition directly from the Corporation, (w) any acquisition by the Corporation, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (y) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of sub-clause (c) of this Section 9 clause (1); or

(b) Individuals who, as of the effective date of these bylaws, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or of such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

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(d) Approval by the Corporation’s stockholders of a complete liquidation or dissolution of the Corporation.

(2) “Disinterested Director” means a director of the Corporation who is not and was not a party to an action, suit or proceeding in respect of which indemnification is sought by a director, officer, employee or agent.

(3) “Independent Counsel” means either a law firm or a member of a law firm, that (a) is experienced in matters of corporation law; (b) neither presently is, nor in the past one year has been, retained to represent the Corporation, the director, officer, employee or agent claiming indemnification or any other party to the action, suit or proceeding giving rise to a claim for indemnification under this section, in any matter material to the Corporation, the claimant or any such other party; and (c) would not, under applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Corporation or such director, officer, employee or agent in an action to determine the Corporation’s or such person’s rights under this Article VI.

Section 10. The indemnification and advancement of expenses herein provided, or granted pursuant hereto, shall not be deemed exclusive of any other rights to which any of those indemnified or eligible for advancement of expenses may be entitled under any agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Notwithstanding any amendment, alteration or repeal of this Article VI or any of its provisions, or of any of the procedures established by the Board of Directors pursuant to Section 8 of this Article VI, any person who is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of any partnership, joint venture, employee benefit plan or other enterprise shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any action taken or omitted prior to such amendment, alteration or repeal except to the extent otherwise required by law.

Section 11. No indemnification shall be payable pursuant to this Article VI with respect to any action against the Corporation commenced by an officer, director, employee or agent unless the Board of Directors shall have authorized the commencement thereof or unless and to the extent that this Article VI or the procedures established pursuant to Section 8 of this Article VI shall specifically provide for indemnification of expenses relating to the enforcement of rights under this Article VI and such procedures.

Section 12. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the Delaware General Corporation Law.

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ARTICLE VII

GENERAL PROVISIONS

Section 1. Notices. Except as otherwise provided herein, whenever any statute, the Certificate of Incorporation or these bylaws require notice to be given to any director or stockholder, such notice may be given in writing by mail, addressed to such director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to directors may also be given personally or by telegram, telecopier, telephone, electronic mail or other means of electronic transmission. Whenever any notice is required by law, the Certificate of Incorporation or these bylaws, to be given to any director or stockholder, a waiver thereof, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 3. Disbursements. All checks or demands for money and notes of the

Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 5. Corporate Seal. The corporate seal, if there shall be one, shall be in such form as the Board of Directors may prescribe.

Section 6. Contracts. Except as otherwise provided in these By-laws or by law or as otherwise directed by the Board of Directors, the President, any Vice President, the Treasurer, the Assistant Treasurer, the Secretary, or the Assistant Secretary shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any such officer or the Secretary or an Assistant Secretary. The Board of Directors, the President or any Vice President, may authorize any other officer, employee, or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation’s

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own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board of Directors or any such officer may be general or confined to specific conditions. Subject to the foregoing provisions, the Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 7. Checks, Etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation may be signed by the President, the Treasurer, the Assistant Treasurer and/or such other officers or persons as the Board of Directors from time to time may designate and, if so required by the Board of Directors, shall be countersigned by the President, the Treasurer, the Assistant Treasurer and/or such other officers or persons as the Board of Directors from time to time may designate, and in such manner, as shall be determined by the Board of Directors.

Section 8. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select. Checks, drafts, bills of exchange, acceptances, notes, obligations, and orders for payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the President, the Treasurer, the Assistant Treasurer and/or such other officers or persons as the Board of Directors from time to time may designate.

Section 9. Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company, or other institution or from any individual, corporation, or firm, and for such loans and advances may make, execute, and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate, or transfer as security for the payment of any and all loans, advances, indebtedness, and liabilities of the Corporation, any and all stocks, securities, and other real or personal property at any time held by the Corporation and to that end may endorse, assign, and deliver same. Such authority may be general or confined to specific instances.

ARTICLE VIII

AMENDMENTS

Section 1. Amendments. These bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted, by the majority vote of the entire Board of Directors.

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